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[DIEBOLD LOGO]

                                                                    EXHIBIT 10.1

      [No. 11, Std. U.S. & Intl. 2004]

                      NONQUALIFIED STOCK OPTION AGREEMENT
                         DATE OF GRANT: _______________

            WHEREAS, _________________ (hereinafter called the "Optionee") is a key associate of Diebold, Incorporated (hereinafter called the "Corporation") or a Subsidiary; and

            WHEREAS, the execution of a Nonqualified Stock Option Agreement substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") duly adopted on ____________, 20___; and

            WHEREAS, the option granted hereby is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" (an "ISO") within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

            NOW, THEREFORE, the Corporation hereby grants to the Optionee, effective as of ___________, 20___ (the "Date of Grant"), an option pursuant to the Corporation's 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 7, 2001), and as further amended by Amendments No. 1 and No. 2 (the "Plan") to purchase _________ Common Shares of the Corporation at a price of $______ per share (which represents the Fair Market Value on the Date of Grant) (the "Option Price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

            1. (A) This option (until terminated as hereinafter provided) shall be exercisable only to the extent of __________ (_____) of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Corporation or any Subsidiary for one (1) full year from the Date of Grant and to the extent of an additional __________ (____) of such shares after each of the next ______ (__) successive full years thereafter during which the Optionee shall have been in the continuous employ of the Corporation or any Subsidiary. For the purposes of this paragraph, leaves of absence approved by the Chief Executive Officer of the Corporation for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or part from time to time.

               (B) Notwithstanding the provisions of paragraph (A) above, the option granted hereby shall become immediately exercisable in full if at any time during the employment of the Optionee, a "Change in Control" shall occur. A "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

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                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Corporation (the "Corporation Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and
            (C) of subsection (iii) of this Section 1(b); or

                  (ii) Individuals who, as of the date hereof, constitute the
            Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or
            consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of

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            the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Corporation of a
            complete liquidation or dissolution of the Corporation.

                  (C) Notwithstanding paragraph (A) above

                  (i) If the Optionee should die or become permanently and
            totally disabled while in the employ of the Corporation or any Subsidiary this option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with
            Section 4(B) below.

                  (ii) If the Optionee should retire under a retirement plan
            (including, without limitation, any supplemental retirement plan) of the Corporation or any Subsidiary at or after the earliest voluntary retirement age provided for in any such retirement plan or should retire at an earlier age with the consent of the Board, this option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 4(C) below.

            2. The Option Price shall be payable (A) in cash or by check acceptable to the Corporation, (B) by actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units, or (C) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Corporation with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Corporation on a date satisfactory to the Corporation, but not later than the date on which the sale transaction will settle in the ordinary course of business.

            3. Whenever payment of the Option Price is made in whole or in part in any of the forms of consideration specified in Section 2(B) herein, the Common Shares received upon exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of the number of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units surrendered.

            4. This option shall terminate on the earliest of the following dates:

                  (A) Ninety (90) days after the Optionee ceases to be an associate of the Corporation or a Subsidiary, unless he or she ceases to be such associate by reason of death or permanent total disability or by reason of retirement under any retirement plan (including any supplemental retirement plan) of the Corporation or a Subsidiary at or after the earliest voluntary retirement

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age provided for in any such retirement plan or retirement at an earlier age with the consent of the Committee (in which case all outstanding options of the Optionee become immediately exercisable in full pursuant to Section 1(C) herein);

            (B) One (1) year after the death or permanent total disability of the Optionee if the Optionee dies or becomes permanently and totally disabled while an associate of the Corporation or a Subsidiary (in which case all outstanding options of the Optionee become immediately exercisable in full pursuant to Section 1(C) herein), or if the same occurs within the ninety (90) day period referred to in subsection (A) hereof;

            (C) Ten (10) years from the Date of Grant; or

            (D) Immediately if the Optionee engages in any Detrimental Activity (as hereinafter defined).

      5. If the Optionee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 6(v)(B)) the Optionee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Optionee shall:

            (A) Return to the Corporation, in exchange for payment by the Corporation of the Option Price paid therefor, all Common Shares that the Optionee has not disposed of that were purchased pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and

            (B) With respect to any Common Shares that the Optionee has disposed of that were purchased pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the difference between:

            (i) The Option Price paid therefor by the Optionee pursuant to this Agreement, and

            (ii) The closing price of the Common Shares on the New York Stock Exchange on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date).

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

      6. For purposes of this Agreement, the term "Detrimental Activity" shall include:

            (i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Optionee was employed by the Corporation if such development is being actively pursued by the

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            Corporation during the one-year period first referred to in Section
            5) for which the Optionee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.

                  (ii) Soliciting any employee of the Corporation or a
            Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.

                  (iii) The disclosure to anyone outside the Corporation or a
            Subsidiary, or the use in other than the Corporation or a Subsidiary's business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Optionee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.

                  (iv) The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

                  (v) Activity that results in Termination for Cause. For the purposes of this Section, "Termination for Cause" shall mean a termination:

                        (A) due to the Optionee's willful and continuous gross neglect of his or her duties for which he or she is employed, or

                        (B) due to an act of dishonesty on the part of the Optionee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.

           7. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, except (so long as the Optionee is not a director or officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.

           8. This option shall not be exercisable if such exercise would involve a violation of any applicable federal, state or other securities law.

           9. The Committee shall make such adjustments in the option price and in the number or kind of Common Shares or other securities covered by this option as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its

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      discretion, may provide in substitution for any or all of the Option
      Rights provided for herein such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

           10. If the Corporation shall be required to withhold any federal, state, local or foreign tax in connection with exercise of this option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Corporation for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the shares purchased upon exercise of this option. If such election is made, the shares so retained shall be credited against such withholding requirement at the fair market value on the date of exercise. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Optionee may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

           11. For purposes of this Agreement, the continuous employ of the Optionee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries.

           12. This option award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This option award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Optionee.

           13. Information about the Optionee and the Optionee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Optionee's country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee's participation in the Plan in any one or more of the ways referred to above.

           14. This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

           15. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

           16. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

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      The undersigned Optionee hereby accepts the Option Rights granted pursuant to this Nonqualified Stock Option Agreement on the terms and conditions set forth herein.

Dated:__________________                     ___________________________________
                                             [OPTIONEE NAME]

      Executed in the name and on behalf of the Corporation at North Canton, Ohio, as of the ______ day of __________, 20___.

                                             DIEBOLD, INCORPORATED

                                             Walden W. O'Dell
                                             Chairman of the Board and
                                             Chief Executive Officer

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